EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-135614, 333-129267, 333-116365, 333-58162, and 333-92053 on Forms S-8 and Registration Statement No. 333-122803 on Form S-3 of our reports dated March 10, 2008, relating to the consolidated financial statements and financial statement schedule of Merit Medical Systems, Inc. and Subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of  Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), Share-Based Payment -  SFAS No. 123(R) and Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes), and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Merit Medical Systems, Inc. and Subsidiaries for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Salt Lake City, Utah

March 10, 2008